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                                                                    Exhibit 99.1
                                 JEFFBANKS, INC.

                                      PROXY

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                         OF DIRECTORS OF JEFFBANKS, INC.


The undersigned hereby appoints Betsy Z. Cohen, Harmon S. Spolan and Paul Frenkiel, and each of them, as and for his proxies, each with the power to appoint such proxy's substitute, and hereby authorizes them, or any of them, to vote all of the shares of Common Stock of JeffBanks, Inc. held of record by the undersigned on June 5, 1998 at the Special Meeting of Shareholders of JeffBanks, Inc. to be held Wednesday, July 8, 1998 and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof:







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[ ]      I plan to attend the meeting


1. Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger (the "Agreement") among Regent Bancshares Corp., Regent National Bank, JeffBanks, Inc., JeffBanks Acquisitioncorp V, Inc. and Jefferson Bank.


         [ ] FOR Approval    [ ] AGAINST Approval   [ ] ABSTAIN With Respect
          of the Agreement   of the Agreement       to Approval of the Agreement


2. Proposal to amend (the "Amendment") the Articles of Incorporation of JeffBanks, Inc. to increase the aggregate number of authorized shares of the Common Stock of JeffBanks, Inc. from 10,000,000 shares to 20,000,000 shares.



         [ ] FOR Approval    [ ] AGAINST Approval   [ ] ABSTAIN With Respect
          of the Agreement   of the Agreement       to Approval of the Agreement



3. In their discretion, the proxies, and each of them, are authorized to vote upon such other matters as may properly come before the Special Meeting.


This proxy, when properly executed, will be voted in the manner described herein by the undersigned. If no direction is made, this proxy will be voted FOR approval and adoption of the Agreement and FOR approval of the Amendment. Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.





Signature(s):  ________________________               Dated:  __________________


      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.